EXHIBIT 23




                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 4, 1995 covering the audited supplemental consolidated restated financial statements of First Commerce Corporation included in its Form 8-K dated May 5, 1995 into First Commerce Corporation's previously filed Registration Statement File No. 2-97152 on Form S-8, Registration Statement File No.
               33-925   on   Form  S-8,  Registration  Statement  File  No.
               33-28002 on Form S-8, Registration Statement File No. 50150 on Form S-8, Registration Statement File No. 33-57035 on Form S-8, and Registration Statement File No. 33-54939 on Form S-4.









               New Orleans, Louisiana
               May 5, 1995